UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2013

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center Tulsa, Oklahoma	74172-0172
(Address of principal executive offices)	(Zip Code)

(855) 979-2012

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 22, 2013, the shareholders of WPX Energy, Inc. (the “Company” or “WPX”) approved the WPX Energy, Inc. 2013 Incentive Plan (the “Plan”). The Plan provides for awards to employees, officers, and non-management directors of WPX and its affiliates. The Plan permits the granting of stock options (including incentive stock options, or ISOs), restricted stock units, performance units, performance shares, stock appreciation rights, and other stock-based awards valued in whole or in part by reference to otherwise based on WPX Common Stock or other securities. The Plan reserves for issuance 19,772,757 shares of the Company’s Common Stock, the same number reserved under the Company’s predecessor plan, the WPX Energy, Inc. 2011 Incentive Plan.

The Plan is substantially similar to the WPX Energy, Inc. 2011 Plan, with the following material changes:

1.	Replacing adjusted EBITDA with adjusted EBITDAX in our list of performance measures;

2.	Updating the change in control provisions to remove references to WPX’s spin-off from The Williams Companies, Inc. and to change the percentage for beneficial ownership from 20% to 25%;

3.	Updating the provisions regarding equity deferrals by non-management directors to allow more flexibility in the timing of elections and to clarify that deferral elections are made in the form of 100% of the equity grant as opposed to a specified number of shares;

4.	Updating the language intended to ensure compliance with Section 409A of the Internal Revenue Code;

5.	Adding a provision for the recoupment of incentive awards in the event the Board of Directors determines appropriate due to fraud or intentional misconduct.

A more complete description of the terms of the Plan can be found in “Proposal 4-Approval of the WPX Energy, Inc. 2013 Incentive Plan” (pages 53 through 61) in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 5, 2013. The foregoing description of the Plan is also qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description

4.1	WPX Energy, Inc. 2013 Incentive Plan

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX Energy, Inc.

Date: May 29, 2013	By:	/s/ Stephen E. Brilz
	Name:	Stephen E. Brilz
	Title:	Vice President and Secretary

Exhibit No.	Description

Exhibit 4.1	WPX Energy, Inc. 2013 Incentive Plan